EXHIBIT 1.01

Mattel, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2014

This Conflict Minerals Report (the “Report”) for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). As used in this Report, “3TGs” or “Conflict Minerals” means tin, tantalum, tungsten, and gold, and “Covered Countries” means the Democratic Republic of the Congo and adjoining countries. Throughout this Report, “Mattel” or the “Company” refers to Mattel, Inc. and/or one or more of its family of companies.

I.	Introduction

Products Covered by This Report

Pursuant to the Rule, Mattel undertook due diligence measures on the source and chain of custody of the necessary Conflict Minerals in the products it manufactured or contracted to be manufactured for the period covered by this Report that the Company had reason to believe may have originated in the Covered Countries and may not have come from recycled or scrap sources. For the period covered by this Report, these are products in the following major brand categories:

Mattel Girls & Boys Brands —including Barbie® fashion dolls and accessories, Monster High®, Disney Classics®, Ever After High®, Little Mommy®, Polly Pocket®, Hot Wheels®, Matchbox® vehicles and play sets, CARS®, Disney Planes™, BOOMco™, Radica®, Toy Story®, Max Steel®, WWE® Wrestling, Batman®, and games and puzzles.

Fisher-Price Brands —including Fisher-Price®, Little People®, BabyGear™, Laugh & Learn®, Imaginext®, Thomas & Friends™, Dora the Explorer®, Mickey Mouse® Clubhouse, Disney Jake and the Never Land Pirates®, and Power Wheels®.

American Girl Brands —including My American Girl®, BeForever™, and Bitty Baby®.

In accordance with the Instruction (3) to Item 1.01 of Form SD, this Report does not include products in Mattel’s Construction and Arts & Crafts brand category, which was introduced in the second quarter of 2014 following the Company’s acquisition of MEGA Brands Inc.

Reasonable Country of Origin Inquiry

Mattel conducted a good faith reasonable country of origin inquiry (the “RCOI”) regarding the necessary Conflict Minerals used in the Company’s products. The RCOI was reasonably designed to determine whether any of the necessary Conflict Minerals used in the Company’s products originated in the Covered Countries and whether any of these Conflict Minerals may be from recycled or scrap sources. Based on the RCOI, Mattel was unable to determine that such Conflict Minerals did not originate from the Covered Countries or are not from recycled or scrap sources and, as a result, the Company conducted additional due diligence on the source and chain of custody of such Conflict Minerals.

II.	Due Diligence

The design of Mattel’s Conflict Minerals program is intended to conform, in all material respects, to the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related Supplements on Tin, Tantalum and Tungsten and on Gold (the “OECD Guidance”). In accordance with the OECD Guidance, Mattel took the following measures as part of its due diligence process:

Step One: Establish Strong Company Management Systems

Mattel has adopted a public Conflict Minerals Position Statement, which sets forth, among other things, its policy to support conflict-free sourcing of 3TGs, its approach to supplier engagement, and its policies for addressing identified supply chain risks. The complete Conflict Minerals Position Statement is publicly available at
http://corporate.mattel.com/about-us/MattelsCommittmentToResponsibleSourcing-2013.pdf. The Company makes available to its employees the Mattel EthicsLine, a confidential hotline that allows employees to report violations of Mattel’s policies or illegal or unethical behavior, including violations pertaining to the Conflict Minerals Position Statement.

A cross-functional team of representatives from various departments of the Company, including Global Procurement, Global Quality and Regulatory Compliance, Information Technology, Finance, and Legal, supports the Company’s commitment to ethical sourcing of 3TGs and compliance with Mattel’s Conflict Minerals Position Statement and applicable laws. The Audit Committee of the Board of Directors and the relevant members of the Company’s senior management receive periodic reports on the results of Mattel’s Conflict Minerals program.

Mattel also engaged Source Intelligence, an independent third-party consultant, to assist with the Company’s 2014 RCOI and the implementation of a supply chain due diligence plan using tools developed by Source Intelligence as well as the Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “Template”). Source Intelligence also provided training for members of Mattel’s Conflict Minerals cross-functional team.

Mattel is a downstream consumer of 3TGs and does not purchase raw minerals directly from any mines, smelters, or refiners or any of the Covered Countries. In furtherance of Mattel’s long-standing commitment to ethical sourcing and compliance with national and international laws, Mattel has actively engaged its suppliers and asked for their cooperation in conducting the necessary due diligence related to Conflict Minerals. Mattel’s position on Conflict Minerals has been communicated throughout its supply chain.

Step Two: Identify and Assess Risks in the Supply Chain

With the assistance of Source Intelligence, Mattel identified and assessed risks in its supply chain by identifying “at-risk” suppliers that may provide Mattel with necessary Conflict Minerals, surveying such “at-risk” suppliers using the Template, and reviewing the responses provided by such suppliers.

Mattel identified suppliers that provide the Company with externally touchable parts that contain 3TGs and/or electronic parts as “at-risk” suppliers. The resulting list contained 130 such “at-risk” suppliers. The Company then surveyed the 130 “at-risk” suppliers using the Template to collect information regarding the presence and sourcing of 3TGs used in the products supplied to the Company. Following the initial request to complete the Template, up to five reminder emails were sent to each non-responsive supplier requesting completion and return of the Template. The information provided by the suppliers in response to the Template was collected and stored using an online platform provided by Source Intelligence. In addition, suppliers who had conducted their own RCOI through the use of the Template were asked to provide their completed reports to Mattel.

Source Intelligence assessed the information received from the suppliers. This assessment included a review of the information provided by suppliers for completion, consistency, plausibility, and conformity to the expectations established in Mattel’s Conflict Minerals Position Statement. Source Intelligence also compared the lists of smelters and refiners provided by suppliers against the list of known 3TG processing facilities worldwide published by the Department of Commerce, as well as the lists of compliant smelters and refiners published by CFSI’s Conflict Free Smelter Program, the London Bullion Market Association Good Delivery program, and the Responsible Jewellery Council Chain-of-Custody Certification program.

If a smelter or refiner was not certified through the use of these lists, Source Intelligence attempted to contact (up to three times) the smelter or refiner to gain more information concerning its sourcing practices and whether it utilized internal due diligence procedures or other processes to track the chain-of-custody from the source of its mineral ores. Source Intelligence also conducted internet research to locate outside sources of information regarding the smelter or refiner’s sourcing practices.

Step Three: Design and Implement a Strategy to Respond to Identified Risks

If Mattel becomes aware of a supplier whose supply chain includes 3TGs that are not conflict-free, the Company will take appropriate actions to remedy the situation in a timely manner. These actions could include reassessment of the supplier relationship, including but not limited to, discontinuance of purchasing any products from such supplier and/or terminating supplier agreements with such supplier. Mattel advises suppliers to take similar measures with their own sub-suppliers to ensure alignment and traceability throughout the supply chain and back to the smelter.

Step Four: Support the Development and Implementation of Independent Third-Party Audits

As discussed above, Mattel does not have direct relationships with smelters or refiners, and it does not perform direct audits of these entities’ supply chains for Conflict Minerals. Mattel supports multi-stakeholder efforts and industry-wide collaboration focused on procuring conflict-free minerals, including the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing by such stakeholders.

Step Five: Report on Supply Chain Due Diligence

As indicated in the Form SD, this Report is publicly available at http://corporate.mattel.com/about-us/2014MattelConflictMineralsReport.pdf. Mattel’s Conflict Minerals Position Statement is also publicly available at http://corporate.mattel.com/about-us/MattelsCommittmentToResponsibleSourcing-2013.pdf.

III.	Due Diligence Results

For the period covered by this Report, based on the due diligence measures described in this Report, Mattel does not have conclusive information regarding conflict status, the country of origin of, or facilities used to process, the necessary Conflict Minerals in the Company’s products. Mattel’s efforts to determine the mine or location of origin of the necessary Conflict Minerals in the products covered by this Report with the greatest possible specificity consisted of the due diligence measures described in this Report. Attachment A to this Report includes lists of the facilities that the surveyed suppliers reported as being in their supply chains, along with the corresponding metal processed at a particular facility, the processed metal’s country of origin and the particular facility’s conflict-free certification status.

IV.	Future Steps to Mitigate Risk

Mattel will continue its efforts to improve its due diligence to further mitigate the risk that the necessary Conflict Minerals in its products could benefit armed groups in the Covered Countries by:

-	Further engaging with suppliers that provided incomplete or uncertain information or did not respond to the supplier survey;
-	Encouraging suppliers to use certified conflict-free sources of Conflict Minerals or engaging with any suppliers believed to be supplying Conflict Minerals from sources that may support conflict in a Covered Country to establish an alternative source of Conflict Minerals;
-	Developing procedures and processes to help ensure that the necessary Conflict Minerals used in Mattel’s products are not purchased from Covered Countries funding armed groups; and
-	Periodically reviewing, and updating as necessary, Mattel’s Conflict Minerals Position Statement.

ATTACHMENT A

For each of the lists below, smelters and refiners marked “*” have been certified as conflict-free and those marked “**” have been identified by Source Intelligence as being in the process of becoming certified as conflict-free.

The following is a list of the smelters and refiners reported by Mattel’s suppliers as being in their supply chain with indications of Covered Country sourcing:

Metal	Smelter/Refiner	Mine Countries of Origin
Gold	Rand Refinery (Pty) Ltd*	DRC- Congo (Kinshasa), Tanzania
Tantalum	H.C. Starck GmbH Goslar*	Rwanda
Tantalum	H.C. Starck Inc.*	Rwanda
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	Burundi, Rwanda
Tantalum	Ulba*	Burundi, DRC- Congo (Kinshasa), Rwanda
Tin	China Tin Group Co., Ltd.**	DRC- Congo (Kinshasa)
Tin	CV United Smelting**	DRC- Congo (Kinshasa)
Tin	Empresa Metallurgica Vinto*	DRC- Congo (Kinshasa)
Tin	Malaysia Smelting Corporation (MSC)*	DRC- Congo (Kinshasa), Rwanda
Tin	Metallo Chimique*	DRC- Congo (Kinshasa)
Tin	Minsur*	DRC- Congo (Kinshasa), Rwanda
Tin	Operaciones Metalurgical S.A.*	DRC- Congo (Kinshasa)
Tin	PT Bangka Putra Karya*	DRC- Congo (Kinshasa)
Tin	PT Bukit Timah*	DRC- Congo (Kinshasa)
Tin	PT Stanindo Inti Perkasa*	DRC- Congo (Kinshasa)
Tin	PT Timah (Persero), Tbk*	DRC- Congo (Kinshasa)
Tin	Thaisarco*	DRC- Congo (Kinshasa), Rwanda
Tin	Yunnan Tin Company Limited*	Angola, DRC- Congo (Kinshasa)
Tungsten	H.C. Starck GmbH**	Rwanda
Tungsten	Wolfram Company CJSC**	Rwanda
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	Burundi, Rwanda
Tungsten	Xiamen Tungsten Co., Ltd.*	Rwanda

The following is a list of smelters and refiners reported by Mattel’s suppliers as being in their supply chain with indications of sourcing from OECD Level 2 countries (i.e., those low to medium risk countries with known or plausible involvement in the smuggling, export, or transit of minerals out of conflict affected regions):

Metal	Smelter/Refiner	Mine Countries of Origin
Gold	AngloGold Ashanti Córrego do Sítio Minerção*	South Africa
Gold	Argor-Heraeus SA*	South Africa
Gold	Heimerle + Meule GmbH*	Mozambique, South Africa
Gold	Heraeus Ltd. Hong Kong*	Mozambique, South Africa
Gold	Johnson Matthey Inc*	South Africa
Gold	LS-NIKKO Copper Inc.*	South Africa
Gold	Nihon Material Co. LTD*	Mozambique
Gold	PAMP SA*	South Africa
Gold	Tanaka Kikinzoku Kogyo K.K.*	South Africa
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*s	Mozambique
Tantalum	Global Advanced Metals Boyertown*	Mozambique
Tin	PT DS Jaya Abadi*	Mozambique

The following is a list of smelters and refiners reported by Mattel’s suppliers as being in their supply chain with indications of sourcing from OECD Level 1 countries (i.e., those little to no risk countries with known active metal production but that are not identified as conflict regions or plausible areas of smuggling, export or transit of minerals out of conflict affected regions):

Metal	Smelter/Refiner	Mine Countries of Origin
Gold	Asahi Pretec Corporation*	Hong Kong, Singapore
Gold	Aurubis AG*	Germany, Hong Kong
Gold	Chimet S.p.A.*	Australia, Italy, Mexico
Gold	China National Gold Group Corporation	China, Mongolia
Gold	Chugai Mining	Canada, Japan
Gold	Dowa Mining Co., Ltd.*	Canada, Hong Kong, Indonesia, Japan, Mexico, United States
Gold	Eco-System Recycling Co., Ltd.*	Bolivia, Canada, Japan
Gold	Heraeus Precious Metals GmbH & Co. KG*	Australia, Bolivia, Chile, China, Germany, Hong Kong, Jersey, Malaysia, Peru, Switzerland, United States
Gold	Ishifuku Metal Industry Co., Ltd.*	Japan
Gold	Johnson Matthey Ltd*	Australia, Canada, China, Hong Kong, Malaysia, United States
Gold	JX Nippon Mining & Metals Co., Ltd.	Chile
Gold	Kennecott Utah Copper LLC*	Japan, United States
Gold	Kojima Chemicals Co., Ltd*	Japan
Gold	Materion*	Brazil, Canada, Chile, China, United States
Gold	Matsuda Sangyo Co., Ltd.*	Australia, Canada, China, Hong Kong, Indonesia, Japan, United Kingdom, United States
Gold	Metalor Technologies (Hong Kong) Ltd*	Australia, China, Hong Kong, Japan, Peru, Switzerland, United States
Gold	Metalor Technologies SA*	Canada, China, Hong Kong, Sweden, Switzerland, United Kingdom, United States
Gold	Metalor USA Refining Corporation*	Canada, China, Mexico, Switzerland, United States
Gold	Mitsubishi Materials Corporation*	Argentina, Australia, Canada, Chile, Indonesia, Papua New Guinea, Peru
Gold	Mitsui Mining and Smelting Co., Ltd.*	Australia
Gold	Nihon Material Co. LTD*	Australia, Canada, Japan
Gold	Ohio Precious Metals, LLC*	Brazil, Hong Kong, Indonesia, Japan, Kazakhstan, Philippines, Russia, United States

Gold	Ohura Precious Metal Industry Co., Ltd*	Japan
Gold	Royal Canadian Mint*	Canada, Chile, Germany, Guyana, Japan, Mexico, Peru, Suriname, Switzerland
Gold	SEMPSA Joyería Platería SA*	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd*	China, Japan, United States
Gold	Solar Applied Materials Technology Corp.*	Canada, China, Hong Kong, Taiwan, United States
Gold	Sumitomo Metal Mining Co., Ltd.*	Australia, Canada, Chile, Indonesia, Japan, Peru, United States
Gold	The Refinery of Shandong Gold Mining Co. Ltd*	China, Peru
Gold	Tokuriki Honten Co., Ltd*	Australia, Canada, Chile, China, Hong Kong, Japan, Peru, United States
Gold	Umicore SA Business Unit Precious Metals Refining*	Thailand
Gold	United Precious Metal Refining, Inc.*	Australia, Belgium, Canada, China, Russia, Thailand, United States
Gold	Valcambi SA*	Australia, Hong Kong, Japan, Switzerland, Taiwan
Gold	Western Australian Mint trading as The Perth Mint*	Australia, Bolivia, Chile, China, Guinea, Hong Kong, Papua New Guinea, Peru, South Korea
Gold	Zijin Mining Group Co. Ltd*	Australia, China, Kyrgyzstan, Mongolia, Peru, Russia, Tajikistan
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Chile
Tantalum	Taki Chemicals*	Brazil, Japan
Tin	Alpha*	Chile, China, Jersey, Peru, Spain, Taiwan, Thailand, United States
Tin	China Rare Metal Materials Company*	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa**	Australia, Brazil, Peru
Tin	CV Serumpun Sebalai	Brazil, Malaysia, Uzbekistan
Tin	Fenix Metals**	Brazil, Poland
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.*	Bolivia, Brazil, Canada, China, Indonesia, Japan, Peru
Tin	Gejiu Zi-Li	Brazil, China
Tin	Mineração Taboca S.A.*	Brazil, Thailand
Tin	Mitsubishi Materials Corporation*	China, Indonesia

Tin	PT Bangka Tin Industry*	Bolivia, Brazil, Canada, China, Malaysia, Peru
Tin	PT Eunindo Usaha Mandiri*	China
Tin	PT Koba Tin	Bolivia, Brazil, Canada, China, Indonesia, Japan, Malaysia, Peru, Portugal, Russia, Spain, Taiwan, Thailand
Tin	PT Mitra Stania Prima*	Bolivia, Brazil, Chile, China, Indonesia, Mexico, Russia
Tin	PT Refined Banka Tin*	China, Indonesia
Tin	PT Tambang Timah*	Brazil, Canada, Chile, China, France, Indonesia, Malaysia, Peru, Thailand, United States
Tin	PT Tinindo Inter Nusa*	Belgium, China, Indonesia
Tin	RUI DA HUNG**	China, Japan, Taiwan
Tin	Soft Metais, Ltda.**	Brazil
Tin	White Solder Metalurgia e Mineração Ltda.*	Brazil, China, Germany, Peru, Thailand
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.**	China
Tungsten	A.L.M.T. Corp.**	Australia, Canada, China, Japan, Peru, Portugal, Spain, Taiwan, United States
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**	China, Canada, Peru, Russia, Thailand
Tungsten	Fujian Jinxin Tungsten Co., Ltd.**	Australia, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	Bolivia, Canada, China, Peru, Portugal, Spain
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.**	Bolivia, China, Russia
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Global Tungsten & Powders Corp.*	Bolivia, Canada, China, Peru, Portugal, Spain, United States
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.**	Canada, China, Russia, Thailand
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.*	China, Japan
Tungsten	Japan New Metals Co., Ltd.*	Canada, China, Russia, Thailand
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.**	China
Tungsten	Kennametal Huntsville**	Bolivia, China, United States